EX-99.(16)(a)

POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN MUTUAL SERIES FUNDS, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, KRISTIN H. IVES, ALISON M FULLER, CRAIG S. TYLE, ALISON E. BAUR AND STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of Franklin Mutual International Fund, with and into Franklin Mutual Global Discovery Fund, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 17th day of July 2019.

/s/ Peter A. Langerman	/s/ Edward I. Altman
Peter A. Langerman	Edward I. Altman
Trustee, President and Chief Executive Officer-Investment Management	Trustee

/s/ Ann Torre Bates	/s/ Burton J. Greenwald
Ann Torre Bates	Burton J. Greenwald
Trustee	Trustee

/s/ Jan Hopkins Trachtman	/s/ Gregory E. Johnson
Jan Hopkins Trachtman	Gregory E. Johnson
Trustee	Trustee

/s/ Keith E. Mitchell	/s/ David W. Niemiec
Keith E. Mitchell	David W. Niemiec
Trustee	Trustee

/s/ Charles Rubens, II	/s/ Robert E. Wade
Charles Rubens, II	Robert E. Wade
Trustee	Trustee

/s/ Gregory H. Williams	/s/ Matthew T. Hinkle
Gregory H. Williams	Matthew T. Hinkle
Trustee	Chief Executive Officer-Finance and Administration

/s/ Robert G. Kubilis
Robert G. Kubilis
Chief Financial Officer and Chief Accounting Officer